Exhibit 99.1

BOOZ ALLEN HAMILTON ANNOUNCES
SECOND QUARTER FISCAL 2019 RESULTS

FY19 Bottom Line Guidance Raised After Excellent First Half Performance

Q2 Revenue Increase of 4.6 percent to $1.61 billion, and Revenue, Excluding Billable Expenses1 Growth of 7.2 percent

Diluted Earnings Per Share of $0.64 and Adjusted Diluted Earnings Per Share1 of $0.68

28.1 percent Increase in Total Backlog to $21.4 billion; and Book-to-Bill of 3.66, Each New Records Since IPO

Quarterly Dividend of $0.19 per Share

McLean, Virginia; October 29, 2018 - Booz Allen Hamilton Holding Corporation (NYSE: BAH), the parent company of management and technology consulting and engineering services firm Booz Allen Hamilton Inc., today announced preliminary results for the second quarter of fiscal 2019.

In the quarter, the Company continued to execute strongly against its growth strategy in support of three year- financial goals announced in June. The Company reported solid top- and bottom-line growth, record backlog and book-to-bill since the IPO, improved cash flow and strong headcount growth. As a result, the guidance range for full-year Adjusted Diluted Earnings Per Share1 was raised and narrowed to $2.55 - $2.65.

“We are succeeding in the market because clients see the value we bring to their missions through a unique combination of mission knowledge, consulting heritage, innovation, and technology,” said Horacio Rozanski, president and CEO. “On the strength of this differentiation, we have delivered excellent financial results for the first half of the year, and are very pleased to exceed expectations and increase FY19 ADEPS guidance.”

The Company reported second-quarter revenue growth of 4.6 percent, and a 7.2 percent increase in revenue, excluding billable expenses.1 The strong top-line growth contributed to a 10.0 percent increase in Adjusted EBITDA1 to $163.8 million, and Adjusted EBITDA margin on revenue1 was 10.2 percent. Adjusted diluted earnings per share1 for the quarter was $0.68, up $0.18 or 36.0 percent.

Total backlog increased by 28.1 percent over the prior year period to $21.4 billion and the book-to-bill ratio for the second quarter was 3.66x; each represented a record performance since the Company's IPO. As of September 30, 2018, headcount was more than 1,100 higher than the prior year, and increased by more than 780 since the end of the prior quarter.

The Company declared a regular quarterly dividend of $0.19 per share, which is payable on November 30, 2018, to stockholders of record on November 14, 2018.

Financial Summary

Second Quarter, ended September 30, 2018 - A summary of Booz Allen’s results for the second quarter of fiscal 2019 is below. All comparisons are to the prior year period, as restated as a result of the adoption of two accounting standards, ASC 606 and ASU 2017-07, that were both effective April 1, 2018. A description of key drivers can be found in the Company’s Earnings Call Presentation for the second quarter posted on investors.boozallen.com.

•	Revenue: $1.61 billion, an increase of 4.6 percent.

•	Revenue, Excluding Billable Expenses:[1] $1.14 billion, an increase of 7.2 percent.

•	Operating Income: $143.8 million, an increase of 8.2 percent; and Adjusted Operating Income:[1] $147.4 million, an increase of 10.9 percent.

•	Net Income: $92.7 million, an increase of 25.9 percent; and Adjusted Net Income:[1] $97.4 million, an increase of 31.5 percent.

•	EBITDA: $160.2 million, an increase of 7.5 percent; and Adjusted EBITDA:[1] $163.8 million, an increase of 10.0 percent.

•	Diluted EPS and Adjusted Diluted EPS:[1] $0.64 and $0.68, respectively, up from $0.49 and $0.50, respectively.

As of September 30, 2018, total backlog was $21.4 billion, compared to $16.7 billion as of September 30, 2017, an increase of 28.1 percent. Net cash provided by operating activities for the second quarter of fiscal 2019 was $301.6 million as compared to $174.1 million in the prior year period. Free cash flow1 for the second quarter was $282.4 million, compared with $148.6 million in the prior year period.
First Half - Fiscal 2019 - Booz Allen’s cumulative performance for the first and second quarters of fiscal 2019 has resulted in:

•	Revenue: $3.26 billion, an increase of 6.4 percent.

•	Revenue, Excluding Billable Expenses:[1] $2.31 billion, an increase of 8.2 percent.

•	Operating Income: $305.4 million, an increase of 17.6 percent; and Adjusted Operating Income:[1] $309.0 million, an increase of 19.1 percent.

•	Net Income: $196.9 million, an increase of 36.5 percent; and Adjusted Net Income:[1] $202.1 million, an increase of 39.3 percent.

•	EBITDA: $337.9 million, an increase of 16.1 percent; and Adjusted EBITDA:[1] $341.6 million, an increase of 17.4 percent.

•	Diluted EPS and Adjusted Diluted EPS:[1] $1.36 and $1.40, respectively, up from $0.96 and $0.97, respectively.

1 Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Adjusted EBITDA Margin on Revenue and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Information” below for additional detail.

Financial Outlook

For our fiscal 2019, we are reaffirming Revenue guidance and updating Adjusted Diluted EPS1 guidance issued on May 29, 2018:

•	Revenue: Growth in the 6 to 8 percent range

•	Adjusted Diluted EPS: [1] $2.55 - $2.65

This Adjusted Diluted EPS1 estimate is based on fiscal 2019 estimated average diluted shares outstanding in the range of 141 million to 144 million shares, and assumes an effective tax rate in the range of 24 percent to 26 percent, which excludes any ongoing re-measurements of our deferred taxes related to the Tax Cuts and Jobs Act, including benefits we expect to realize in our third quarter of fiscal 2019 from the approval by the Internal Revenue Service of a tax accounting method change.

Conference Call Information

Booz Allen will host a conference call at 8 a.m. EDT on Monday, October 29, 2018, to discuss the financial results for its Second Quarter of Fiscal 2019 (ended September 30, 2018).

Analysts and institutional investors may participate on the call by dialing (877) 375-9141 International: (253) 237-1151, using passcode 9275718. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on October 29, 2018, and continuing for 30 days.

About Booz Allen Hamilton

For more than 100 years, business, government, and military leaders have turned to Booz Allen Hamilton to solve their most complex problems. They trust us to bring together the right minds: those who devote themselves to the challenge at hand, who speak with relentless candor, and who act with courage and character. They expect original solutions where there are no roadmaps. They rely on us because they know that-together-we will find the answers and change the world.

We solve the most difficult management and technology problems through a combination of consulting, analytics, digital solutions, engineering, and cyber expertise. With global headquarters in McLean, Virginia, our firm employs approximately 24,600 people globally, and had revenue of $6.17 billion for the 12 months ended March 31, 2018. To learn more, visit www.boozallen.com. (NYSE: BAH)

CONTACT:
Media Relations - James Fisher 703-377-7595;
Investor Relations - Nicholas Veasey 703-377-5332

BAHPR-FI

Non-GAAP Financial Information
“Revenue, Excluding Billable Expenses” represents revenue less billable expenses. Booz Allen uses Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations.
“Adjusted Operating Income” represents Operating Income before: (i) adjustments related to the amortization of intangible assets resulting from the acquisition of our Company by The Carlyle Group (the “Carlyle Acquisition”), and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization before certain other items, including transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. "Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses" is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. Booz Allen prepares Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Net Income” represents net income before: (i) adjustments related to the amortization of intangible assets resulting from the Carlyle Acquisition, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount, (iv) release of income tax reserves, and (v) re-measurement of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act (the “2017 Tax Act”) in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of tax, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as a result of the 2017 Tax Act as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform.
“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to Net Income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with GAAP.
“Free Cash Flow” represents the net cash generated from operating activities less the impact of purchases of property and equipment.
Booz Allen utilizes and discusses in this release Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Management also utilizes Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of its consulting staff headcount and its overall direct labor, which management believes provides useful information to its investors about its core operations. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted Earnings per Share, and net cash provided by operating activities to Free Cash Flow, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.
With respect to our expectations under “Financial Outlook” above, a reconciliation of Adjusted Diluted EPS guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations during the course of fiscal 2019.  Projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results.

In addition, management may discuss its expectation for EBITDA margin for fiscal year 2019 from time to time. A reconciliation of EBITDA margin guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Forward Looking Statements
Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct.
These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These risks and other factors include: efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints, including automatic sequestration required by the Budget Control Act of 2011 (as subsequently amended) and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts; delayed funding of our contracts due to uncertainty relating to funding of the U.S. government and a possible failure of Congressional efforts to approve such funding and to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits, or changes in the pattern or timing of government funding and spending (including those resulting from or related to cuts associated with sequestration); any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support; U.S. government shutdowns due to, among other reasons, a failure by elected officials to fund the government; the size of our addressable markets and the amount of U.S. government spending on private contractors; failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation ("FAR"), the False Claims Act, the Defense Federal Acquisition Regulation Supplement and FAR Cost Accounting Standards and Cost Principles; our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors' protests of major contract awards received by us; the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; continued efforts to change how the U.S. government reimburses compensation related costs and other expenses or otherwise limit such reimbursements and an increased risk of compensation being deemed unallowable or payments being withheld as a result of U.S. government audit, review, or investigation; our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts and the timing of our receipt of revenue under contracts included in backlog; changes in estimates used in recognizing revenue; an inability to attract, train, or retain employees with the requisite skills and experience; an inability to timely hire, assimilate and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances and/or effectively manage our cost structure; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients' sensitive or classified information; increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors or the failure of contractors with which we have entered into a sub- or prime- contractor relationship to meet their obligations to us or our clients; inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; internal system or service failures and security breaches, including, but not limited to, those resulting from external cyber attacks on our network and internal systems; risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; failure to comply with special U.S. government laws and regulations relating to our international operations; risks related to our indebtedness and credit facilities which contain financial and operating covenants; the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions; an inability to anticipate or estimate the tax implications of changes in tax law or utilize existing or future tax benefits; variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or IDIQ, contracts; and the impact of changes in accounting rules and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on May 29, 2018.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 1
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Six Months Ended September 30,
(Amounts in thousands, except per share data)	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenue	$1,613,997	$1,542,805	$3,260,845	$3,065,815
Operating costs and expenses:
Cost of revenue	748,570	696,691	1,534,382	1,432,484
Billable expenses	478,349	483,556	955,784	935,220
General and administrative expenses	226,901	213,623	432,737	407,062
Depreciation and amortization	16,426	16,046	32,579	31,495
Total operating costs and expenses	1,470,246	1,409,916	2,955,482	2,806,261
Operating income	143,751	132,889	305,363	259,554
Interest expense	(22,247)	(20,958)	(45,321)	(39,705)
Other income (expense), net	(1,617)	(1,338)	(2,788)	(2,479)
Income before income taxes	119,887	110,593	257,254	217,370
Income tax expense	27,174	36,946	60,337	73,111
Net income	$92,713	$73,647	$196,917	$144,259
Earnings per common share:
Basic	$0.65	$0.50	$1.37	$0.97
Diluted	$0.64	$0.49	$1.36	$0.96
Dividends declared per share	$0.19	$0.17	$0.38	$0.34

Exhibit 2
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)	September 30, 2018	March 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$342,586	$286,958
Accounts receivable, net of allowance	1,165,326	1,133,705
Prepaid expenses and other current assets	93,985	71,309
Total current assets	1,601,897	1,491,972
Property and equipment, net of accumulated depreciation	152,264	152,364
Intangible assets, net of accumulated amortization	287,949	278,504
Goodwill	1,581,160	1,581,146
Other long-term assets	112,116	102,633
Total assets	$3,735,386	$3,606,619
Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$63,100	$63,100
Accounts payable and other accrued expenses	638,262	557,559
Accrued compensation and benefits	271,961	282,750
Other current liabilities	131,475	125,358
Total current liabilities	1,104,798	1,028,767
Long-term debt, net of current portion	1,723,699	1,755,479
Other long-term liabilities	260,549	259,882
Total liabilities	3,089,046	3,044,128
Stockholders’ equity:
Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 159,124,212 shares at September 30, 2018 and 158,028,673 shares at March 31, 2018; outstanding, 142,550,779 shares at September 30, 2018 and 143,446,539 shares at March 31, 2018	1,591	1,580
Treasury stock, at cost — 16,573,433 shares at September 30, 2018 and 14,582,134 shares at March 31, 2018	(550,688)	(461,457)
Additional paid-in capital	373,980	346,958
Retained earnings	832,774	690,516
Accumulated other comprehensive loss	(11,317)	(15,106)
Total stockholders’ equity	646,340	562,491
Total liabilities and stockholders’ equity	$3,735,386	$3,606,619

Exhibit 3
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Cash Flows

	Six Months Ended September 30,
(Amounts in thousands)	2018	2017
	(Unaudited)
Cash flows from operating activities
Net income	$196,917	$144,259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,579	31,495
Stock-based compensation expense	13,264	11,595
Excess tax benefits from stock-based compensation	(6,111)	(9,289)
Amortization of debt issuance costs and loss on extinguishment	6,920	2,633
Losses on dispositions	408	723
Changes in assets and liabilities:
Accounts receivable	(31,621)	(60,380)
Prepaid expenses and other current assets	(7,170)	3,300
Other long-term assets	(19,663)	(1,444)
Accrued compensation and benefits	(3,154)	(9,903)
Accounts payable and other accrued expenses	80,595	57,365
Accrued interest	123	7,154
Other current liabilities	8,206	(11,646)
Other long-term liabilities	3,274	12,200
Net cash provided by operating activities	274,567	178,062
Cash flows from investing activities
Purchases of property, equipment, and software	(39,672)	(36,989)
Payments for business acquisitions, net of cash acquired	(20)	(204)
Net cash used in investing activities	(39,692)	(37,193)
Cash flows from financing activities
Proceeds from issuance of common stock	5,227	4,028
Stock option exercises	8,542	6,267
Repurchases of common stock	(98,377)	(168,498)
Cash dividends paid	(54,660)	(50,866)
Dividend equivalents paid to option holders	(267)	(890)
Repayment of debt	(101,550)	(191,575)
Proceeds from debt issuance	62,072	373,291
Payment on contingent liabilities from acquisition	(234)	—
Net cash used in financing activities	(179,247)	(28,243)
Net increase in cash and cash equivalents	55,628	112,626
Cash and cash equivalents — beginning of period	286,958	217,417
Cash and cash equivalents — end of period	$342,586	$330,043
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$38,140	$25,802
Income taxes	$74,275	$82,035
Supplemental disclosures of non-cash investing and financing activities
Noncash financing activities	$2,658	$—

Exhibit 4
Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except share and per share data)	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Revenue, Excluding Billable Expenses
Revenue	$1,613,997	$1,542,805	$3,260,845	$3,065,815
Billable expenses	478,349	483,556	955,784	935,220
Revenue, Excluding Billable Expenses	$1,135,648	$1,059,249	$2,305,061	$2,130,595
Adjusted Operating Income
Operating Income	$143,751	$132,889	$305,363	$259,554
Transaction expenses (a)	3,660	—	3,660	—
Adjusted Operating Income	$147,411	$132,889	$309,023	$259,554
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses
Net income	$92,713	$73,647	$196,917	$144,259
Income tax expense	27,174	36,946	60,337	73,111
Interest and other, net (b)	23,864	22,296	48,109	42,184
Depreciation and amortization	16,426	16,046	32,579	31,495
EBITDA	160,177	148,935	337,942	291,049
Transaction expenses (a)	3,660	—	3,660	—
Adjusted EBITDA	$163,837	$148,935	$341,602	$291,049
Adjusted EBITDA Margin on Revenue	10.2%	9.7%	10.5%	9.5%
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	14.4%	14.1%	14.8%	13.7%
Adjusted Net Income
Net income	$92,713	$73,647	$196,917	$144,259
Transaction expenses (a)	3,660	—	3,660	—
Re-measurement of deferred tax assets/liabilities (c)	1,064	—	1,064	—
Amortization or write-off of debt issuance costs and write-off of original issue discount	1,205	663	1,868	1,321
Adjustments for tax effect (d)	(1,265)	(265)	(1,437)	(528)
Adjusted Net Income	$97,377	$74,045	$202,072	$145,052
Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	143,708,909	148,887,497	144,215,073	149,376,875
Adjusted Net Income Per Diluted Share (e)	$0.68	$0.50	$1.40	$0.97
Free Cash Flow
Net cash provided by operating activities	$301,604	$174,067	$274,567	$178,062
Less: Purchases of property and equipment	(19,207)	(25,453)	(39,672)	(36,989)
Free Cash Flow	$282,397	$148,614	$234,895	$141,073

(a)	Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on July 23, 2018.

(b)	Reflects the combination of Interest expense and Other income (expense), net from the condensed consolidated statement of operations.

(c)
Reflects the adjustment made to the provisional income tax benefit associated with the re-measurement of the Company’s deferred tax assets and liabilities as a result of the Company's assessment of new guidance issued during the second quarter of fiscal 2019 regarding the 2017 Tax Act.

(d)
Fiscal 2018 reflects the tax effect of adjustments at an assumed effective tax rate of 40%. For fiscal 2019 with the enactment of the 2017 Tax Act, adjustments are reflected using an assumed effective tax rate of 26%, which approximates a blended federal and state tax rate for fiscal 2019, and consistently excludes the impact of other tax credits and incentive benefits realized.

(e)
Excludes an adjustment of approximately $0.6 million and $1.2 million of net earnings for the three and six months ended September 30, 2018, respectively, and excludes an adjustment of approximately $0.7 million and $1.3 million of net earnings for the three and six months ended September 30, 2017, respectively, associated with the application of the two-class method for computing diluted earnings per share.

Exhibit 5
Booz Allen Hamilton Holding Corporation
Operating Data

	As of September 30,
(Amounts in millions)	2018	2017
Backlog
Funded	$4,183	$3,590
Unfunded	4,777	3,861
Priced Options	12,412	9,234
Total Backlog	$21,372	$16,685

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Book-to-Bill *	3.66	2.70	2.64	2.01

*	Book-to-bill is calculated as the change in total backlog during the relevant fiscal period plus the relevant fiscal period revenue, all divided by the relevant fiscal period revenue.

	As of September 30,
	2018	2017
Headcount
Total Headcount	25,344	24,225
Consulting Staff Headcount	22,759	21,825

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Percentage of Total Revenue by Contract Type
Cost-Reimbursable	53%	52%	53%	51%
Time-and-Materials	24%	25%	24%	25%
Fixed-Price	23%	23%	23%	24%

	Three Months Ended September 30,
	2018	2017
Days Sales Outstanding **	70	65

**	Calculated as total accounts receivable divided by revenue per day during the relevant fiscal quarter.